Exhibit 99.1

M A C K  –  C  A  L  I    R  E  A  L  T  Y    C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact: Barry Lefkowitz	Virginia Sobol
Executive Vice President	Vice President, Marketing and
and Chief Financial Officer	Public Relations
(908) 272-8000	(908) 272-8000

Maria Englund
Associate Vice President
Rubenstein Associates
(212) 843-8270

MACK-CALI ANNOUNCES DIRECTOR CHANGE

Cranford, New Jersey– January 15, 2004—Mack-Cali Realty Corporation (NYSE: CLI) today announced that Earle I. Mack, senior partner of The Mack Company, has resigned from its board of directors, effective today.

Earle I. Mack resigned to emphasize other aspects of his career, public service, civic life and philanthropy. David S. Mack, 62, senior partner of The Mack Company, has been appointed to the board of directors to fill the unexpired vacancy of Earle I. Mack’s term, which expires in May 2005. David S. Mack has served on Mack-Cali’s advisory board since 1997 and is the brother of Earle I. Mack and William L. Mack, chairman of the board.

“We are very thankful for Earle’s valuable contributions to the Company over the past six years, and wish him well in his new endeavors,” stated Mitchell E. Hersh, chief executive officer and a director of Mack-Cali. He added, “David’s extensive experience has already proven to be a great resource to Mack-Cali through his participation on our advisory board. We are pleased to have David take a more direct role in the strategic direction of the Company as a member of our board of directors.”

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 264 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 28.3 million square feet. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,100 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s Web site at http://www.mack-cali.com.

Certain information discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws, including Section 21E of the Securities Exchange Act of 1934. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements relate to, without limitation, the Company’s future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the risks, trends and uncertainties are changes in the general economic conditions, including those affecting industries in which the Company’s principal tenants compete; any failure of the general economy to recover timely from the current economic downturn; the extent of any tenant bankruptcies; the Company’s ability to lease or re-lease space at current or anticipated rents; changes in the supply of and demand for office, office/flex and industrial/warehouse properties; changes in interest rate levels; changes in operating costs; the Company’s ability to obtain adequate insurance, including coverage for terrorist acts; the availability of financing; and other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors which could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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